SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                          --------------------------


                                   FORM 8-K



                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                   the Securities and Exchange Act of 1934

     Date of Report: (Date of earliest event reported): December 17, 1999
                              (December 2, 1999)


                      AMERICAN RESOURCES OFFSHORE, INC.
            (Exact name of registrant as specified in its charter)




      DELAWARE                      0-21472                   86-0713506
(State of Incorporation)    (Commission File Number)        (IRS Employer
                                                         Identification No.)




                            801 TRAVIS, SUITE 2100
                             HOUSTON, TEXAS 77002
            (Address of Registrant's principal executive offices)

                                (713) 227-7660
             (Registrant's telephone number, including area code)



        (Former name or former address, if changed since last report)

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

      On December 2, 1999, American Resources Offshore, Inc. (the "Company"), pursuant to the terms of the Investment Agreement dated as of July 30, 1999 (the "Investment Agreement"), by and between the Company and Blue Dolphin Exploration Company ("BDEX"), sold to BDEX 39,509,457 shares of its common stock, par value $0.00001 per share (the "Common Stock"). The number of shares of Common Stock sold to BDEX represents approximately 75% of ARO's outstanding voting securities.

      The consideration paid for the shares of Common Stock purchased by BDEX was approximately $4.5 million, after adjustments. BDEX funded the purchase price from its own working capital and cash contributed or lent to it by its parent corporation, Blue Dolphin Energy Company ("BDCO").

      The Investment Agreement and the transactions contemplated thereby, including the sale of Common Stock to BDEX, were approved by stockholders at the Company's annual meeting on December 1, 1999. Immediately after the consummation of the transactions contemplated by the Investment Agreement, the Company became a majority-owned subsidiary of BDEX. Since BDEX owns a majority of ARO's outstanding voting securities, BDEX will be able to control the outcome of all matters requiring stockholder approval, including the election of the Board of Directors, amendments to the ARO's Certificate of Incorporation, mergers, sales of assets and similar transactions. Additionally, at the Company's annual meeting stockholders elected Ivar Siem, Michael J. Jacobson, John P. Atwood, Andrew R. Agosto and Douglas L. Hawthorne as directors of the Company. Messrs. Siem, Jacobson and Atwood are also affiliates of BDCO.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

      On December 2, 1999, the Company, pursuant to the terms of the Purchase and Sale Agreement, dated as of July 30, 1999 (the "Purchase Agreement"), between the Company and Fidelity Oil Holdings, Inc. ("Fidelity"), sold an undivided 80% interest in its Gulf of Mexico oil and gas properties to Fidelity in consideration for approximately $24.2 million.

      Additionally, on November 9, 1999 with an effective date as of July 1, 1999 the Company, through its wholly-owned subsidiary Southern Gas Co. of Delaware, Inc. ("Southern"), pursuant to the terms of an Asset Purchase Agreement (the "Asset Purchase Agreement") between Southern and Nami Resources Company, L.L.C. ("Nami"), completed the sale of its oil and gas properties and operations in the Appalachian region to Nami in consideration for the assumption by Nami of $12.5 million of debt owed by Southern to Den norskeBank, ASA ("DnB"). The Company had guaranteed this indebtedness, which was canceled at the closing of the Asset Purchase Agreement.

      Furthermore, on October 29, 1999, the Company entered into, and closed, a Stock Purchase Agreement (the "Stock Purchase Agreement") with Southern Gas Holding, LLC ("Holding") for the divestiture of all the outstanding stock of Southern owned by the Company in consideration for One Hundred Dollars ($100) and a full indemnity from Holding to the Company. Holding is owned by Leonard K. Nave (a former director of the Company) and a family trust in which Mr. Nave is the trustee.

      The terms of the Purchase Agreement, the Asset Purchase Agreement, and the Stock Purchase Agreement, including the nature and amount of consideration, were determined through negotiations between the management representatives of the Company and Fidelity, Nami and Holding, respectively. Additionally, these agreements and the transactions contemplated thereby were either approved or ratified by stockholders at the Company's annual meeting on December 1, 1999.

ITEM 5.     OTHER EVENTS

      MANAGEMENT AND ADMINISTRATIVE SERVICES AGREEMENT. In connection with the consummation of the transactions contemplated by the Investment Agreement, Blue Dolphin Services, Inc., an affiliate of BDEX ("BD Services"), and the Company entered into a Management and Administrative Services Agreement, dated as of December 2, 1999 (the "Services Agreement"), under which BD Services will provide certain services to the Company.

      Under the terms of the Services Agreement, BD Services will provide (i) accounting, cash management, general land functions, contract negotiation and administration, regulatory compliance, records retention, marketing and all other management and administrative services required to operate the Company and the Company will pay BD Services $83,333 per month for such services. Additionally, the Company will be required to pay costs and expenses for tax, legal, engineering and other professional advisors engaged by BD Services to render services to the Company. The Services Agreement terminates on December 31, 2000, and will be automatically extended on a year-to-year basis unless terminated in writing by the Company or BD Services.

      INDEBTEDNESS TO BDEX AND RELATED TRANSACTIONS. Contemporaneously with the closing of the Investment Agreement BDEX, pursuant to the terms of a Note Purchase Agreement between BDEX and DnB (the "Note Purchase Agreement"), purchased the Company's indebtedness from DnB (the "DnB Note") and acquired the liens on substantially all of the Company's assets which secured the DnB Note, other than the assets sold to Fidelity which were released from those liens. The Company acknowledged and consented to the Note Purchase Agreement and the various transactions contemplated by thereby.

      In connection with BDEX's purchase of the DnB Note from DnB, the Company entered into an agreement to pay 20% of any additional payment DnB may be entitled to receive pursuant to the Note Purchase Agreement. DnB will only be entitled to receive additional compensation if the combined, cumulative net revenues received by the Company and Fidelity attributable to proved oil and gas reserves that the Company owned in the Gulf of Mexico as of January 1, 1999, exceed $30.0 million during the period from January 1, 1999 through December 31, 2001. The additional payment to which DnB will be entitled will be equal to 50% of the net revenues in excess of $30.0 million during that period. Any contingent compensation which may be due to DnB is payable on or before March 15, 2002.

      Contemporaneously with its acquisition of the DnB Note, BDEX modified the DnB Note and related loan and security documentation as follows:

      o the indebtedness under the DnB Note was reduced to $5.0 million in principal amount;

      o the events of default to which the Company was subject under the existing loan documentation with DnB were modified so that an event of default will occur only if:

            oo the Company breaches a representation, warranty, certification or statement in the amended loan documentation or in the Investment Agreement and, in either case, the breach is not cured within 10 days after the Company is given written notice of the breach, oo the Company fails to repay the indebtedness when due, if not forgiven at December 31, 2000, or oo the Company fails to pay to DnB any contingent compensation that it is obligated to pay under the agreement with BDEX, as discussed above.

      The events of default to which the Company was subject under the loan documentation with DnB will be restored and become binding if the Company defaults under the modified loan documentation or breaches the Investment Agreement. Furthermore, if the Company remains in compliance with the modified loan documents through December 31, 2000:

      o the Company will not have to make payments of principal or interest under the DnB Note during that period; and

      o the Company will be released from any further liability under the DnB Note on January 1, 2001.

      The liens on the Company's assets securing the DnB Note assigned to BDEX were also modified to secure the Company's obligation to pay the contingent compensation, if any, that may become due to DnB under the Note Purchase Agreement. These liens will remain in place until the Company's liability for the contingent amount, if any, is known and is paid. Accordingly, the liens will remain in place until December 31, 2001, even if the Company's liability under the DnB Note is forgiven at December 31, 2000, in accordance with the modified loan documentation.

      BDEX has agreed to refrain from exercising or enforcing through December 31, 2001, any of its remaining rights that arose because of the Company's initial defaults under the DnB Note and related loan documentation before they were modified, if the Company does not default under the modified loan documents.

      CONSULTING AGREEMENT. Pursuant to the terms of the Investment Agreement the Company and MAP II, L.L.C. ("MAP II") entered into a Consulting Agreement, dated as of July 30, 1999 (the "Consulting Agreement"). Pursuant to the terms of the Consulting Agreement MAP II will render consulting services to the Company in connection with its ongoing business. The consulting services include advising and consulting with the Company in connection with the conduct and development of its ongoing business operations and the preparation of financial reports and filings with the Securities and Exchange Commission.

      The Consulting Agreement requires that one or more of the following former officers of the Company must be available to render the consulting services:
Rick G. Avare; David J. Stetson; Ralph A. Currie; and Karen M. Underwood. Pursuant to the terms of the Consulting Agreement none of these persons are required to devote full time to the rendition of the services and are free to do any work or perform services for third parties unless such activity would cause or be a conflict of interest.

      As consideration for the consulting services, the Company will pay MAP II $7,000 per month and Fidelity will pay MAP II $28,000 per month, for an aggregate of $35,000 per month. The Company's portion of the payments to MAP II are guaranteed by BDEX. Neither MAP II nor any of the above named persons are required to incur any out-of-pocket expenses in connection with rendering services to the Company. MAP II will be reimbursed for out-of-pocket expenses on a case by case basis only to the extent that the Company and Fidelity agree.

      The Consulting Agreement terminates on February 28, 2001, unless it is sooner terminated by mutual agreement or is terminated by the Company or MAP II because of a material breach by the non-terminating party.

      Rick G. Avare, the Company's former President, is a member and the administrative member of MAP II.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

            (b)   Pro Forma Financial Information


                         INDEX TO FINANCIAL STATEMENTS


PRO FORMA FINANCIAL INFORMATION
                                                                      Page No.

1.    Pro Forma Balance Sheet at September 30, 1999 - Unaudited          F-3

2.    Pro Forma Statement of Operations for the Nine Months
      Ended September 30, 1999 - Unaudited                               F-4

3.    Pro Forma Statement of Operations for the Year Ended
      December 31, 1998 - Unaudited                                      F-6

                       AMERICAN RESOURCES OFFSHORE, INC.
             PRO FORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

INTRODUCTION

      The following unaudited pro forma condensed financial statements for American Resources Offshore, Inc. (the "Company") give effect to (i) the sale of 80% of the Company's Gulf of Mexico assets, (ii) the issuance of additional common stock for consideration of approximately $4.7 million, and (iii) various other transactions which were entered into contemporaneously with the aforementioned transactions.

      The pro forma financial information is presented for illustrative purposes only and does not purport to represent what the Company's results actually would have been if such events had occurred at the dates indicated, nor does such information purport to project the results of operations for any future period or as of any future date. The pro forma condensed financial information should be read in conjunction with the notes thereto together with the Company's financial statements and the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," all appearing in the Company's Report on Form 10-K for the Year Ended December 31, 1998, and in the Company's Report on Form 10-Q for the Quarter Ended September 30, 1999.

      The Unaudited Pro Forma Condensed Balance Sheet as of September 30, 1999 assumes that the transactions were effected on that date. The Unaudited Pro Forma Condensed Statement of Operations for the nine months ended September 30, 1999 and the Unaudited Pro Forma Condensed Statement of Operations for the year ended December 31, 1998 assume that the transactions were effected on January 1, 1998.

                        AMERICAN RESOURCES OFFSHORE, INC.
                  PRO FORMA CONDENSED BALANCE SHEET (UNAUDITED)
                               SEPTEMBER 30, 1999
                                 (IN THOUSANDS)


                                   FIDELITY         BLUE         DEN NORSKE                      OTHER
                                      OIL          DOLPHIN          BANK         TECO NOTE     LIABILITIES                     PRO
                     HISTORICAL  TRANSACTION(1) TRANSACTION(2)  SETTLEMENT(3)  SETTLEMENT(4)  SETTLEMENT(6)  ADJUSTMENTS(9)   FORMA
                      ---------  -------------- --------------  -------------  -------------  -------------  --------------   -----
Current assets:
  Cash                      601          25,240          4,706       (27,000)          (990)        (1,430)           (784)     343
  Accounts and notes
     receivable           2,429         (1,943)                                                                                 486
  Prepaid expenses        1,362         (1,089)                                                                                 273
                         ------      ----------       --------      ---------       --------      ---------          ------     ---
    Total current assets  4,392          22,208          4,706       (27,000)          (990)        (1,430)           (784)   1,102

Net property and
equipment                45,720        (36,576)                                                                               9,144
Other assets                167           (134)                                                                                  33
                         ------          ------       --------      ---------       --------       --------          ------ ------

    Total assets         50,279        (14,502)          4,706       (27,000)          (990)        (1,430)           (784)  10,279
                         ======         ======          ======        ======            ===        =======            =====  ======
Current liabilities:
  Current portion of
   long term debt             -                                                                                                   0

  Debt in default        70,462                                      (51,223)       (18,500)          (739)                       0
  Accounts payable        1,678           (312)                                                     (1,288)                      78
  Unearned revenue          215           (172)                                                                                  43

  Accrued expenses        9,863         (1,546)                       (4,693)        (3,238)                                    386
   and other             ------        -------        --------       -------        -------       ---------          ------   -----
    Total current
      liabilities        82,218         (2,030)                      (55,916)       (21,738)        (2,027)                     507
Long term debt, less
current portion               -                                         5,000                                                 5,000
Accrued expenses              -                                                                                                   0
Unearned revenue              -                                                                                                   0
                       --------          ------       --------      ---------      ---------      ---------          ------   -----
    Total liabilities    82,218         (2,030)                      (50,916)       (21,738)        (2,027)                   5,507

Total stockholders'
  equity               (31,939)        (12,472)          4,706         23,916         20,748            597           (784)   4,772
  (capital deficiency)  ------        --------          ------         ------        -------        -------           ----   ------

Total liabilities and
stockholders' equity     50,279        (14,502)          4,706       (27,000)          (990)        (1,430)           (784)  10,279
                         ======         ======          ======        ======            ===        =======            ====   ======

                        AMERICAN RESOURCES OFFSHORE, INC.
             PRO FORMA CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                    SOUTHERN
                                                                  FIDELITY OIL      GAS CO.            OTHER             PRO
                                                     HISTORICAL  TRANSACTION(1)  TRANSACTION(5)     ADJUSTMENTS(9)      FORMA
                                                     ----------  --------------  --------------     --------------      ------
Revenues:
  Oil and gas production                               12,282        (8,953)          (1,091)                            2,238
  Transportation                                          368                           (368)                                0
  Marketing                                             3,795                         (3,795)                                0
  Other                                                 2,125                           (233)                            1,892
                                                       ------       --------          ------                            ------
                                                       18,570        (8,953)          (5,487)                            4,130
                                                       ------        ------           ------                             -----
Expenses:
  Oil and gas production                                2,306        (1,512)            (416)                              378
  Transportation                                          115                           (115)                                0
  Marketing                                             4,192          (368)          (3,732)                               92
  Exploration costs                                     2,416        (1,933)                -                              483
  Depreciation, depletion & amortization                9,420        (7,046)            (612)                            1,762
  Impairment of assets                                    365          (292)                                                73
  Administrative expenses                               3,266                           (388)        (2,065) (a)           813
  Other                                                    56                            (56)                                0
                                                      -------       --------          ------            --------       -------
                                                       22,136       (11,151)          (5,319)            (2,065)         3,601
                                                       ------       -------           ------             ------         ------
    Operating income (loss)                           (3,566)          2,198            (168)              2,065           529
Other income (expense)                                    141           (88)             (30)                               23
  Interest income                                     (6,560)                             135          6,087 (b)         (338)
  Interest expense                                      (252)                                                            (252)
                                                      ------          ------           ------            -------         ----
  Other                                               (6,671)           (88)              105              6,087           567
                                                      ------          -----             -----              -----           ---

Income (loss) before income tax expense (benefit)    (10,237)          2,110             (63)              8,152          (38)
Income tax expense (benefit)                                -                                                                0
                                                      -------        -------           ------            -------         -----

Net income (loss)                                    (10,237)          2,110             (63)              8,152          (38)
                                                                      ======          ======
Preferred dividends                                       (7)                                                  7           (0)
                                                     -------                                             -------        ------

Net income (loss)
attributable to common shares                        (10,244)                                              8,159          (38)
                                                     =======                                               =====          ====

Per common share:                                    $(0.92)                                                           $0.00 (7)
  Basic                                                =====                                                             ====

Weighted average number of                             11,195                                                          42,628 (7)
common shares outstanding                              ======                                                          ======

                                                      $(0.92)                                                           $0.00 (7)
Per common share:                                      =====                                                             ====
  Diluted

Weighted average number of                             11,195                                                          42,628 (7)
common shares and dilutive                             ======                                                          ======
potential common shares

                        AMERICAN RESOURCES OFFSHORE, INC.
             PRO FORMA CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     SOUTHERN       ACQUISITION
                                                  FIDELITY OIL        GAS CO.         OF TECO          OTHER             PRO
                                  HISTORICAL     TRANSACTION(1)   TRANSACTION(5)    PROPERTY(8)    ADJUSTMENTS(9)       FORMA
                                  ----------     --------------   --------------    -----------    --------------       -----
Revenues:
  Oil and gas production            26,724           (20,011)         (2,479)            768                            5,002
  Transportation                       790                              (790)                                               0
  Marketing                          7,751                            (7,751)                                               0
  Other                                872                              (437)                                             435
                                     -----         ----------       --------           -----                            -----
                                    36,137           (20,011)        (11,457)            768                            5,437
                                    ------           -------         -------             ---                            -----

Expenses:
  Oil and gas production             4,967            (3,375)           (912)            163                              843
  Transportation                       235                              (235)                                               0
  Marketing                          7,910                            (7,910)                                               0
  Exploration costs                  5,056            (3,987)            (72)                                             997
  Depreciation, depletion &
    amortization                    18,031           (13,608)         (1,539)            518                            3,402
  Impairment of assets              36,735           (22,815)         (8,215)                                           5,705
  Administrative expenses            4,569                            (1,457)                       (2,028) (a)         1,084
  Other                                107                              (107)                                               0
                                  --------         ----------       --------           -----         ---------        --------
                                    77,610           (43,785)        (20,447)            681           (2,028)        12,030
                                   -------           -------         -------             ---            ------         ------
       Operating income (loss)    (41,473)             23,774           8,990             87            2,028         (6,594)

Other income (expense):
  Interest income                      101                               (60)                                              41
  Interest expense                 (7,437)                                                             6,987  (b)       (450)
  Other                                239                                                                                239
                                   -------           --------          ------          -----
                                   (7,097)                               (60)                             6,987         (170)
                                  --------           --------          -----           -----            -------         -----
                                                                                                                       (6,764)
Income (loss) before income tax
  expense (benefit)               (48,570)             23,774           8,930             87              9,015         2,346
Income tax expense (benefit)        2,346
                                   -------           --------         -------          -----

Net income (loss)                 (46,224)             23,774           8,930             87              9,015       (4,418)
                                                       ======          ======           ====
Preferred dividends                   (49)                                                                   46           (3)
                                  -------                                                                ------        -----

Net income (loss) attributable to
  common shares                   (46,273)                                                                9,061       (4,421)
                                  =======                                                                 =====       ======

Per common share: Basic            $(4.61)                                                                        $(0.11) (7)
                                    =====                                                                          =====

Weighted average number of common
  shares outstanding                10,029                                                                        41,704  (7)
                                    ======                                                                        ======

Per common share:
  Diluted                          $(4.61)                                                                        $(0.11) (7)
                                    =====                                                                          =====
Weighted average number of common
  shares and dilutive potential     10,129                                                                        41,704  (7)
  common shares                     ======                                                                        ======

                NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

(1) Fidelity Oil Transaction - Sale of 80% of Gulf of Mexico oil and gas properties and related assets and liabilities, including receivables, payables and other accrued expenses, to Fidelity Oil Holdings, Inc. for $25,240,224, net of adjustments. Adjustments to the purchase price include the Gulf of Mexico (GOM) adjustment, title, environmental and other adjustments. The sum of these adjustments is assumed to be ($73,461) for purposes of the pro forma financial statements because as of the date of the pro forma financial statements no title, environmental or other adjustments have been asserted. The GOM adjustment is designed to reflect operating activity only; therefore, any adjustments will be equal to the net operating revenue in the Company at closing, leaving a net cash impact of $0. Excluding the activities of Southern Gas Co. of Delaware, Inc. (See Note [5]) these oil and gas properties represent all of the operating activities of the Company; therefore, eighty percent (80%) of operating revenues and expenses, and related assets and liabilities, have been adjusted.

(2) Blue Dolphin Transaction - Sale of common stock to Blue Dolphin Exploration Company for $4,705,591, net of adjustments. Adjustments to the purchase price include the GOM adjustment, title, environmental and other adjustments. The sum of these adjustments is assumed to be ($30,724) for purposes of the pro forma financial statements because as of the date of the pro forma financial statements no title, environmental or other adjustments have been asserted. The GOM adjustment is designed to reflect operating activity only; therefore, any adjustments will be equal to the net operating revenue in the Company at closing, leaving a net cash impact of $0. The Company will issue a number of shares of common stock that will result in Blue Dolphin Exploration Company owning, immediately after the closing, 75% of the combined voting power of all classes of the Company's voting securities. As of the date of these financial statements, the number of shares to be issued is estimated to be 39,509,457.

(3) Den norske Bank Transaction - Partial settlement of the Den norske Bank note, including accrued interest, for a payment of $27,000,000. The total amount due to Den norske Bank was approximately $56,000,000 as of September 30, 1999. See also Note (5). (The balance due on the note is $5,000,000. If the Company remains in compliance with the terms of the modified note, the note plus accrued interest will be released in full on December 31, 2000. As such, the principal and interest is classified as long term.) The pro forma net income and pro forma net income per share of common stock exclude the impact of the after-tax effect of the income from the settlement of the Den norske Bank Note. The company expects the income amount to be approximately $24,000,000, which will be reflected as an extraordinary item to be recognized in the fourth quarter of 1999.

(4) TECO Note Settlement - Settlement of the TECO Note, including accrued interest, for a payment of $990,400. The total amounts due on the TECO Note was approximately $21,738,000 as of September 30, 1999. The pro forma net income and pro forma net income per share of common stock exclude the impact of the after-tax effect of the income from the settlement of the TECO Note. The Company expects the income amount to be approximately

      $20,748,000, which will be reflected as an extraordinary item to be recognized in the fourth quarter of 1999.

(5) Southern Gas Transaction - Effective July 1, 1999, the Company sold of all of the operating assets in Kentucky, Tennessee and Michigan to Nami Resources Company for the assumption of $12,500,000 of indebtedness to Den norske Bank and the release of a guaranty with Austin Energy. Subsequent to the closing of the sale, the stock of Southern Gas Co. of Delaware, Inc. was sold for a nominal amount to a related party. There will be no gain or loss recognized on the sale. All assets, liabilities, income and deductions of Southern Gas have been eliminated from the pro forma financial statements. As of September 30, 1999, the gain from the sale of the Southern Gas assets was approximately $669,000.

(6) Other Liabilities Settlement - As a condition to the transactions described in Notes (1) and (2), the Company must settle all liabilities which existed on January 1, 1999. The Company believes the remaining liabilities can be settled for cash and assets of approximately $1,430,000. Gains from the settlement of liabilities of approximately $1.9 million have been reflected in the statement of operations for the nine months ended September 30, 1999.

(7) Pro Forma earnings per share information is based on the estimated number of shares outstanding after giving effect to the issuance of new shares to Blue Dolphin Exploration Company (Note 2) and the exchange of 190,834 shares of preferred stock for common stock on a one-for-one basis.

(8) Acquisition of TECO Property - Operating revenues and expenses for January 1998 relative to properties which were acquired from TECO Oil & Gas, Inc. effective February 1, 1998.

(9)   Other Adjustments:

      PRO FORMA CONDENSED BALANCE SHEET AT SEPTEMBER 30, 1999 - UNAUDITED

      Closing costs to be incurred, comprised primarily of legal, accounting, compensation and other administrative costs attributable to completing the transactions.

      PRO FORMA STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED
      SEPTEMBER 30, 1999 - UNAUDITED

      (a) All administrative expenses have been reduced to reflect costs pursuant to a Management and Administrative Services Agreement with Blue Dolphin Services Co. and a Consulting Agreement with MAP II, LLC. The contracts provide for the payment of management fees of $1 million per year to Blue Dolphin Services Co. and consulting fees of $84,000 per year to MAP II, LLC, which will replace all previously incurred direct administrative expenses.

      (b) Interest expense has been reduced to the amount accrued on the modified note at 9% per annum. If the interest rate varied by 1/8%, interest expense would be increased/decreased by $3,125 for the period.

      PRO FORMA STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1998
      - UNAUDITED

      (a) All administrative expenses have been reduced to reflect costs pursuant to a Management and Administrative Services Agreement with Blue Dolphin Services Co.
            and a Consulting Agreement with MAP II, LLC. The contracts provide for the payment of management fees of $1 million per year to Blue Dolphin Services Co. and consulting fees of $84,000 per year to MAP II, LLC, which will replace all previously incurred direct administrative expenses.

      (b) Interest expense has been reduced to the amount accrued on the modified note at 9% per annum. If the interest rate varied by 1/8%, interest expense would be increased/decreased by $6,250 for the year.


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
            (c)   Exhibits

            99.1 Investment Agreement by and between American Resources Offshore, Inc. and Blue Dolphin Exploration Company, as amended.

            99.2 Purchase and Sale Agreement between American Resources Offshore, Inc. and Fidelity Oil Holdings, Inc., as amended.

            99.3 Asset Purchase Agreement between Southern Gas Co. of Delaware, Inc. and Nami Resources Company, L.L.C.

            99.4 Stock Purchase Agreement between American Resources Offshore, Inc. and Southern Gas Holding, LLC.

            99.5 Management and Administrative Services Agreement by and between Blue Dolphin Services, Inc. and American Resources Offshore, Inc.

            99.6  Fourth Amendment to First Amended and Restated Credit
                  Agreement.

            99.7  Consent, Acknowledgment and Ratification.

            99.8 Consulting Agreement and Side Letter Agreement to Consulting Agreement.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          AMERICAN RESOURCES OFFSHORE, INC.



Date: December 17, 1999                   By: /s/ G. BRIAN LLOYD
                                             ----------------------------------
                                                G. Brian Lloyd
                                                Vice President and Treasurer

                                INDEX TO EXHIBITS

      EXHIBIT                 DESCRIPTION OF EXHIBIT

      99.1 Investment Agreement by and between American Resources Offshore, Inc. and Blue Dolphin Exploration Company, as amended.

      99.2 Purchase and Sale Agreement between American Resources Offshore, Inc. and Fidelity Oil Holdings, Inc., as amended.

      99.3                    Asset Purchase Agreement between Southern Gas
                              Co. of Delaware, Inc. and Nami Resources Company, L.L.C. (incorporated by reference from the Company's Current Report on Form 8-K dated November 9, 1999).

      99.4 Stock Purchase Agreement between American Resources Offshore, Inc. and Southern Gas Holding, LLC (incorporated by reference from the Company's Current Report on Form 8-K dated November 9,
                              1999).

      99.5 Management and Administrative Services Agreement by and between Blue Dolphin Services, Inc. and American Resources Offshore, Inc.

      99.6                    Fourth Amendment to First Amended and Restated
                              Credit Agreement.

      99.7                    Consent, Acknowledgment and Ratification.

      99.8                    Consulting Agreement and Side Letter Agreement to
                              Consulting Agreement.